CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our reports on AllianceBernstein Global Value Fund, AllianceBernstein International Value Fund, AllianceBernstein Value Fund, and AllianceBernstein Small/Mid Cap Value Fund dated January 15, 2008, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-51938 and 811-10221) of AllianceBernstein Trust.

                                                               ERNST & YOUNG LLP

New York, New York
February 25, 2008